CONFIDENTIAL 11, February 2025 | Nasdaq: APVO

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo's expectations about the activity, efficacy and safety of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, statements related to the progress of Aptevo’s clinical programs, including statements related to the Phase 1b/2 trial initiation for mipletamig, whether the Phase 1b/2 protocol will be successful, whether further study of mipletamig in Phase 1b/2 trial focusing on a targeted patient population will continue to show clinical benefit, whether Aptevo’s strategy will translate into an improved overall survival rate in acute myeloid leukemia (AML), statements related to the durability of mipletamig and whether its duration of remission results will be indicative of later stage clinical trials, whether the mipletamig data in combination therapy and monotherapy will be indicative of later stage clinical trials, mipletamig’s potential for multiple indications, and the timing for its expected data readouts, ALG.APV-527’s potential for multiple indications, and the timing for its expected preliminary data, the possibility of meaningful data readouts for ALG.APV-527, whether the diversified pipeline candidates will demonstrate the ability to fight a range of solid malignancies, expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, whether Aptevo will continue to have momentum in its business in the future, statements related to Aptevo’s ability to generate stockholder value, and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "optimism," "potential," "designed," "engineered," "innovative," "innovation," "promising," "plans," "forecasts," “estimates,” “will” and similar expressions. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. These forward-looking statements are based on Aptevo's current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. There are several important factors that could cause Aptevo's actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo's business or prospects; further assessment of preliminary data or different results from later clinical trials, adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; the market potential of Aptevo’s therapeutic candidates; and changes in regulatory, social, macroeconomics and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and pre-clinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and completion of clinical trials, availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of a product candidate, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all, and other matters that could affect the availability or commercial potential of the Company's product candidates or business, economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID- 19), and geopolitical risks, including the current war between Russian and Ukraine as well as the war between Israel and Hamas and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, conditions in the banking system and financial markets, including the failure of banks and financial institutions, increased market volatility and decreased consumer confidence. These risks are not exhaustive. Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo's expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this presentation, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.    December 2024 | Nasdaq: APVO

Aptevo Therapeutics: Bispecifics Differentiated by Design Multi-Billion-Dollar Opportunities Assets that specifically target high-value oncology indications in multi-billion-dollar underserved markets Rationally Designed Assets Bispecifics that are engineered for optimal immune engagement delivering enhanced efficacy, safety and precision targeting of tumors while minimizing toxicity Derisked Clinical Candidates Two clinical programs showing strong safety, tolerability, and clinical activity, reducing development risk and increasing the likelihood of regulatory and commercial success Inflection Points Can Drive Stock Price Near-term catalysts include clinical readouts, regulatory milestones, and partnership opportunities setting up potential valuation surges as the Company progresses Long-Term Value Creation & Scalability Modular platform enables efficient expansion into additional tumor types and combination therapies ensuring sustained pipeline growth and strategic partnerships

Aptevo's Differentiated & Diversified Bispecifics

- **Built to Overcome Common Safety Challenges**
- **Unique CD3 designed to reduce cytokine release syndrome (CRS)** as seen in prior mipletamig clinical results
- Stimulatory binding domains only function when crosslinked, **eliminating systemic off target immune activation**, potentially reducing or eliminating toxicities



SAFETY
EFFICACY
ADDITIONAL FEATURES

- **Enhance Tumor-Specific Functions**
- Binding domains used are known to be expressed on tumor or within the tumor microenvironment that **localize the bispecific to tumors**
- Reduced affinity CD3 with potential to increase tumor localization (APVO442)
- Checkpoint inhibitor to block the PD-1/PD-L1 pathways (APVO711)
- **Costimulation** via 4-1BB, OX40 or CD40 augment the antitumor response (APVO603, ALG.APV-527, APVO711)

- **Combinable with standard of care** or other experimental therapies (i.e. radioisotopes, antibody drug conjugates (ADC's), adaptive T cells, checkpoint molecules, other bispecifics)
- CHO production cell lines used with antibody-like purification

Aptevo Therapeutics | Bispecifics Differentiated by Design ™

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Diversified Pipeline Offers Multiple Opportunities for Partnering

	PROGRAM (Target)	POTENTIAL INDICATION(S)	PRECLINICAL	PHASE 1 (First-in-Human)	PHASE 2	NOTES
CLINICAL PROGRAMS	**Mipletamig (Formerly APVO436)** (CD3 x CD123)	Frontline AML				RAINIER Phase 1b/2 frontline AML trial enrolling* Orphan Drug Designation
CLINICAL PROGRAMS	**ALG.APV-527**** (4-1BB x 5T4)	NSCLC, Head & Neck, Colorectal, Pancreatic, Breast, Other Solid Tumors				Phase 1 dose escalation part concluding
PRE-CLINICAL PROGRAMS	**APVO711** (PD-L1 x CD40)	Multiple solid tumors				Preclinical studies ongoing
PRE-CLINICAL PROGRAMS	**APVO603** (4-1BB x OX40)	Multiple solid tumors				IND enabling studies ongoing
PRE-CLINICAL PROGRAMS	**APVO442** (PSMA x CD3)	Prostate Cancer				IND enabling studies ongoing

*mipletamig combined with standard of care venetoclax + azacitidine in unfit (unable to receive high dose chemotherapy) frontline AML patients

***Partnered with Alligator Bioscience*

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Aptevo is developing multiple molecules capable of targeting hematologic and solid tumor malignancies with large market potential Market Opportunity Select Global Market Opportunities* Size AML/MDS/Other leukemias $6.3B Breast Cancer $32.1B Non-Small Cell Lung Cancer $24.2B Colorectal Cancer $15.8B Head and Neck Cancer $2.8B Pancreatic Cancer $2.7B Cervical Cancer $2.2B * Source: Global Data 2022

Mipletamig (CD3 X CD123 Bispecific) AML, MDS and Other Leukemias “The mipletamig results are promising and show that it is well-suited to combine with the venetoclax + azacitidine standard of care regimen.  We see a very manageable safety profile and promising efficacy, including duration of remission results.” Justin Watts, MD, Associate Professor of Medicine, Division of Hematology, Chief, Leukemia Section, University of Miami/Sylvester Comprehensive Cancer Center

RAINIER Phase 1b/2 Trial: Part 1 Dose Optimization (Ongoing) Cohort 1 Highlights All patients achieved complete remission (CR), continuing efficacy trends seen in prior trials No CRS* was observed One CR patient had no minimal residual disease (MRD-negative status) One patient was positive for the TP53 genetic mutation, which is generally associated with poor prognosis due to chemotherapy resistance, genetic instability, and overall treatment challenges RAINIER Frontline AML Trial Initiated 3Q2024 - Combination Therapy with Venetoclax and Azacitidine in Unfit Newly Diagnosed Patients *Cytokine release syndrome (CRS) RAINIER Protocol Evaluate up to 39 frontline AML patients who are not eligible for intensive induction due to age or other factors across five escalating dose level cohorts Primary Endpoints Evaluate the safety, tolerability, and maximum tolerated dose (MTD) of increasing doses of mipletamig in combination with venetoclax and azacitidine in patients with newly diagnosed AML Determine the optimal phase 2 dose Assess incidence of CRS at each dose level Secondary Endpoint Determine efficacy at increasing doses of mipletamig in combination with venetoclax and azacitidine in patients with newly diagnosed AML 100% of frontline patients achieved remission (CR/CRi) across dose expansion & RAINIER trials to date.

Previous Trial Results Show Compelling Data *CR, CRi, MLFS, PR or SD **In combination with standard of care venetoclax + azacitidine in venetoclax naïve patients ***Benchmark Composite References: Aldoss 2019, Maiti 2021, Morsia 2020, Garciaz 2022, Feld 2021 Combination Therapy Superiority Demonstrated compared to Standard of Care 100% of dose expansion and dose optimization trial (to date) Frontline patients achieved remission with mipletamig/ven/aza triplet, compared to 66% for ven/aza doublet therapy 91% of all dose expansion venetoclax naïve patients experienced clinical benefit,*, ** including 73% of patients achieving remission with the mipletamig/ven/aza triplet (frontline and relapsed/refractory combined) Results outperformed benchmark composite*** Combination Therapy Superiority Demonstrated compared to other triplet investigational therapy 100% of dose expansion and dose optimization trial (to date) Frontline patients achieved remission with mipletamig/ven/aza triplet, compared to 68% for ven/aza/pivekimab triplet therapy Single Agent Activity Conclusively Demonstrated 49% of patients in dose escalation monotherapy trial experienced clinical benefit* 36% of evaluable patients in dose escalation monotherapy trial experienced significant leukemic blast reduction (17 – 88% reduction) 100% of dose expansion monotherapy cohort patients experienced clinical benefit (MLFS or SD) One dose expansion combination therapy patient achieved and remained in CR for four months and then sustained remission for four additional months after transitioning from the combo to mipletamig monotherapy

Comparison of Mipletamig Clinical Results to Date

Promising frontline patient results in combination with Ven/Aza vs. benchmarks

	Mipletamig	Ven/Aza-Viale-A (1)	Pivekimab(2)
Phase	1B	3	1B/2
# Patients	7	431	50
CR/CRi	100%	66%	68%
CR	86%	37%	54%

(1) Frontline benchmark: Viale A registrational trial - DiNardo et al. N Engl J Med 2020;383:617-29 – results used to support approval of Venetoclax in combination as frontline Standard of Care for unfit patients
(2) Pivekimab sunirine (IMGN632) Phase Ib/II ASH 2023 – Developed by Immunogen (acquired by AbbVie in 2024)
Note - magrolimab removed as their frontline AML trial has been terminated due to safety concerns

Promising monotherapy data from dose escalation vs. Pivekimab dose escalation trial

	Mipletamig	Pivekimab
CR/CRi	25% (based on selected clinical move forward dose of 12-18mcg)	17% (results from patients receiving RP2D)

Over 1/3 of evaluable mipletamig monotherapy patients (36%) experienced substantial leukemic blast reduction to a clinical meaningful degree compared to baseline (range of 17% to 88% reduction)

Key takeaways:
- Monotherapy results comparable to other clinical trials
- In combination, mipletamig substantially outperformed Viale-A trial (Ven/Aza combination) and Pivekimab

Aptevo Therapeutics
Bispecifics Differentiated by Design ™

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AML Blast Reduction with Mipletamig: Evidence of Single Agent Activity in the Dose Escalation Study Key Takeaways 1/2 of evaluable monotherapy patients (49%) experienced clinical benefit (CR, CRi, MLFS, PR or SD) (19 of 39 evaluable patients) More than 1/3 of evaluable monotherapy patients (36%) experienced substantial leukemic blast reduction to a clinically meaningful degree compared to baseline (range of 17% to 88% reduction) Conclusion: Results show clinical activity with single agent mipletamig in a heterogenous patient population that would typically not be achieved without the presence of an active drug

ALG.APV-527 Multiple Solid Tumor Type Expressing 5T4 ALG.APV-527 is differentiated from other solid tumor-targeting bispecifics because it combines precise tumor specificity (via 5T4 targeting) with controlled immune activation through 4-1BB stimuli. The drug candidate incorporates the innovative design advantages of Aptevo’s proprietary ADAPTIR platform. These features are designed to improve safety and efficacy and broaden its potential impact across multiple solid tumor types.

ALG.APV-527 Dose Escalation Trial Yields Positive Data Promising data from the ALG.APV-527 multi-center Phase 1 dose escalation trial, were reported as follows: Clinical activity | Signs of clinical activity were observed, 10 of 17 efficacy evaluable patients (59%) have a best overall response to date of stable disease (SD) Safety and tolerability | Treatment was overall well-tolerated, and a maximum tolerated dose has not yet been determined No severe liver toxicity observed, a side effect associated with dose limiting toxicity Pharmacokinetics | ALG.APV-527 could be measured in all patients with serum concentration of ALG.APV-527 consistent with the administered dose and predicted exposure Pharmacodynamics | Biomarker analyses indicate the expression of the targets (4-1BB and 5T4) in tumor biopsies, treatment resulted in increased soluble 4-1BB in blood and an overall increase in number of CD8 T cells in the tumor, confirming biological activity of ALG.APV-527 The longest SD duration was in a breast cancer patient who entered the study with progressive disease, achieved stable disease and remained on study for >11 months. This patient successfully transitioned to a higher dose level twice One colon cancer patient remained on study and in SD for six months One prostate cancer patient in stable disease remains on study for more than four months Data support continued clinical evaluation for the treatment of multiple solid tumors

Preclinical Pipeline & Platforms

Preclinical Pipeline:
Novel, Solid Tumor-Targeted, Built for Safety

	APV0711	APVO603	APVO442
Diagram	 **PD-L1 scFv** **CD40 scFv**	 **4-1BB scFv** **OX40 scFv**	 **PSMA scFv** **CD3 scFv**
Mechanism of Action	Dual mechanism of action designed to provide synergistic co-stimulation of CD40 on antigen presenting cells and simultaneously block the PD-1/PD-L1 inhibitory pathway	Simultaneously engages two co-stimulatory molecules (4-1BB and OX40) amplifies T cells' effector function	Engages CD3 on T cells which then directly kill PSMA-expressing prostate tumor cells
Unique Design	A checkpoint inhibitor with added functionality CD40 only functions when both binding domains are engaged	Stimulates pre-activated T cells locally in the tumor Only functions when both binding domains are engaged	Low-affinity monospecific CD3 reduces binding to circulating T cells which enables distribution to solid tumors CD3 induces lower levels of cytokines

All potentially combinable with other technologies such as antibody drug conjugates or radioisotopes

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Wholly-Owned Proprietary Platforms

	ADAPTIR	ADAPTIR-FLEX
Drug Targeting	Binds up to two targets	Binds up to four targets
Genetic and Structural Format	Single gene that assembles into a homodimer based on an antibody backbone	Two genes that assemble into a heterodimer with a knob-in-hole antibody backbone
	Contains Immunoglobulin Gamma 1 Fc	Contains Immunoglobulin Gamma 1 Fc
Half-life	Demonstrated antibody-like half-life in mice	Demonstrated antibody-like half-life in mice
Effector Function	Fc mutations may be utilized to eliminate binding to Fc Gamma Receptors or to enhance effector function	Fc mutations may be utilized to eliminate binding to Fc Gamma Receptors or to enhance effector function
Manufacturing	Antibody-like manufacturing processes	Antibody-like manufacturing processes
Current Pipeline Candidates	Mipletamig (CD123 x CD3) ALG.APV-527 (4-1BB x 5T4) APVO603 (41BB x OX40) APVO711 (PD-L1 x CD40)	APVO442 (PSMA x CD3)





Aptevo Therapeutics
Bispecifics Differentiated by Design TM

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The Company

Experienced & Expert Leadership Extensive R&D, manufacturing, clinical and financial background Senior Management Marvin White, President & CEO Jeff Lamothe, Chief Operating Officer Daphne Taylor, Chief Financial Officer SoYoung Kwon, General Counsel, Business Development & Corporate Affairs Dirk Huebner, MD, Chief Medical Officer Board of Directors John Niederhuber, MD, Chairman Zsolt Harsanyi, Ph.D., Director Barbara Lopez Kunz, Director Daniel Abdun-Nabi, Director Grady Grant, III, Director Marvin White, Director

Aptevo Therapeutics: Bispecifics Differentiated by Design Multi-Billion-Dollar Opportunities Assets that specifically target high-value oncology indications in multi-billion-dollar underserved markets Rationally Designed Assets Bispecifics that are engineered for optimal immune engagement delivering enhanced efficacy, safety and precision targeting of tumors while minimizing toxicity Derisked Clinical Candidates Two clinical programs showing strong safety, tolerability, and clinical activity, reducing development risk and increasing the likelihood of regulatory and commercial success Inflection Points Can Drive Stock Price Near-term catalysts include clinical readouts, regulatory milestones, and partnership opportunities setting up potential valuation surges as the Company progresses Long-Term Value Creation & Scalability Modular platform enables efficient expansion into additional tumor types and combination therapies ensuring sustained pipeline growth and strategic partnerships

Appendix

Novel Bispecific Mipletamig for AML, MDS & Other Leukemias


CD123 scFv
CD3 scFv

POTENTIAL INDICATIONS

Multiple blood cancers, including frontline and relapsed/refractory AML and MDS

Combinable with standard of care (venetoclax & azacitidine) with demonstrated improved patient outcomes

UNIQUE DESIGN

- Designed to engage T cells via CD3 binding to specifically kill CD123-expressing tumor cells. CD123 is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts
- Our CD3 binding domain is derived from CRIS-7; unique from competitors. Preclinical studies compared to a competitor candidate demonstrated reduced cytokine secretion which has translated into manageable CRS in the clinic
- Combination of potent microgram dose level and typical CHO manufacturing yield translates into extremely low cost per dose
- Convenient weekly I.V. dosing in the clinic vs. some competitors delivering by continuous infusion

OWNERSHIP

- Core family patent exclusivity until 2037
- Orphan drug designation granted by FDA for AML
- Wholly-owned by Aptevo Therapeutics

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Why We are Targeting CD123 CD123 (an IL3 receptor which creates an anchor for our unique CD3) is an antigen that is overexpressed in AML and MDS cells which makes this a meaningful therapeutic target CD123 is also expressed on leukemic stem cells (LSCs), which are self-renewing, making them resistant to chemotherapy, thus killing of these cells with our CD3 T cell engager (TCE) reduces potential for relapse Clinical data demonstrates that the presence of LSCs is associated with poor overall survival – reducing the amount of LSCs can prolong patient survival No other bispecifics approved or in late-stage development targeting CD123 https://pubmed.ncbi.nlm.nih.gov/21933861/, https://journals.sagepub.com/doi/epdf/10.1177/107327480401100216 Overall survival of AML patients according to CD34+CD38low/- CD123+ percentage

Dose Escalation Trial: Safety Results are Compelling and Promising Of the 90 patients treated with mipletamig, only 27% experienced CRS 7% of patients had CRS cases grade 3 or higher Side effects were generally manageable in the clinic Incidence of CRS Dose Escalation Dose Expansion Total # Patients 46 44 90 # # # % All CRS 12 12 24 27 CRS Grade ≥ 3 4 2 6 7 The Takeaways CRS = Cytokine release syndrome

Dose Escalation Trial: Efficacy Outperforms Benchmarks *Benchmark Composite References: Aldoss 2019, Maiti 2021, Morsia 2020, Garciaz 2022, Feld 2021. CR: Complete remission, CRi: Complete remission with incomplete hematologic recovery, MLFS: Bone marrow complete remission, SD: Stable disease, CBR: (Clinical benefit rate) consists of  CR, CRi, MLFS and SD, Composite CR: Consists of CR, CRi and MLFS 91% clinical benefit rate in patients receiving combination treatment (venetoclax + azacitidine + mipletamig) in venetoclax treatment naïve patients This combination outperforms the benchmarks as follows: Mipletamig Benchmark* Composite CR 82% 33-57% CR/CRi 73% 21-46% CR 45% 13-26% Response Type Patient Type All Ven-naïve # Patients enrolled 19 12 # Patients evaluable 16 11 CR, n 5 5 CRi, n 3 3 MLFS, n 1 1 SD, n 3 1 Clinical Benefit Rate % 75% 91% Composite CR % 56% 82% CR/CRi % 50% 73% CR % 31% 45% Patients Receiving Combination of Venetoclax + Azacitidine + Mipletamig The Takeaways Data from the dose expansion supports continued development of mipletamig in frontline patients in combination with standard of care venetoclax + azacitidine

100% Remission Among Frontline Patients Across Two Trials 100% composite remission rate and 71% CR rate Nearly double the benchmark for most key outcomes 100% remission rate for patients with TP53 genetic mutation (generally known to have poor prognosis) * all frontline patients dosed in combination with venetoclax and azacitidine Frontline PT’s * # pts CR CRi TP53 Mutation Composite Remission Rate CR/CRi CR/CRi Before Cycle 2 CR/MRD- (% of Composite CR/CRi) TP53 Mutated Patients with CR/CRi Dose Expansion # 4 3 1 2 4 3 1 2 Dose Optimization # 3 2 1 1 3 3 2 1 Combined # 7 5 2 3 7 6 3 3 Dose Expansion % 75 100 75 25 100 Dose Optimization % 67 100 100 67 100 Combined % 71 100 86 43 100 Benchmark (Viale-A) % 37 66 43 23 53 Composite Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRI), Minimum residual disease (MRD), cytokine release syndrome (CRS)

Dose Escalation Trial: Encouraging Duration of Remission (DOR) Multiple patients moved to transplant - 3/11 patients responded sufficiently to move to stem cell transplant – receiving stem cell transplant is the treatment option with the best probability for survival and highest benefit to patients Sustained complete remission - Of the patients with responses, one patient remained on study with sustained complete remission for 8 cycles (maximum allowed per protocol) which translated into at least 8 months of response duration Median DOR not reached - The median DOR was not reached, which is clinically meaningful because a substantial number of patients either stayed on treatment or moved to transplant and did not experience a relapse event DOR data adds to a growing body of clinical evidence (safety, tolerability, efficacy and duration of remission) and provides strong support for the further development of mipletamig in combination therapy for patients with AML. Duration of Response, % of patients Median EOS Time, months T T T DOR data adds to a growing body of clinical evidence (safety, tolerability, efficacy and now DOR) and provides strong support for the further development of mipletamig in combination therapy for patients with AML

Monotherapy Trial Laid the Foundation: Evidence of Single Agent Activity in Dose Escalation and Expansion Studies Mipletamig was explored in the dose escalation study as a single agent. Given the evidence of AML blast cell reduction as well as clinical benefit in a heterogenous and difficult to treat patient population along with a favorable safety profile, the 18 mcg dose was chosen for further study in the expansion part of the study and extensively explored in combination with standard of care. Evidence of single agent activity in escalation phase: Approximately 1/2 of evaluable monotherapy patients (49%) experienced clinical benefit (CR, CRi, MLFS, PR or SD) 19 of 39 evaluable patients Over 1/3 of evaluable monotherapy patients (36%) experienced substantial leukemic blast reduction to a clinical meaningful degree compared to baseline (range of 17% to 88% reduction), proving evidence of the pharmacodynamic effect of the drug 2 complete remissions were observed at the 12 mcg and 18 mcg dose levels, which aligned with the two largest percentage reductions in AML blast counts These results show the clinical activity of mipletamig as a single agent in a heterogenous AML patient population Evidence of single agent activity in expansion phase: Of 4 evaluable patients who had AML and were treated with single agent, 1 patient achieved MLFS and 3 achieved SD as their best overall response indicating antileukemic activity (Cohort 3)

Novel Bispecific ALG.APV-527 for Multiple Solid Tumors POTENTIAL INDICATIONS Multiple solid tumor cancers, including lung, breast, head & neck, colorectal, pancreatic, and other solid tumors with significant markets Unique Design Unique mechanism of action allows for targeting of both 4-1BB (co-stimulatory receptor) and 5T4 (tumor antigen) Designed to overcome safety issues of others’ first-generation 4-1BB agonists by designing ALG.AVP-527 to require 5T4-dependent immune activation Promotes the activity of antigen-primed CD8 T cells by increasing survival and enhancing their ability to kill tumor Designed for combinability with other drugs Ownership Joint 50/50 ownership and co-development agreement with Alligator Bioscience Patent exclusivity until 2038 (+ up to 5 years patent term extension)

Why We are Targeting 4-1BB + 5T4 4-1BB provides attributes to T cells and NK cells that enhance tumor cell killing 4-1BB is one of many costimulatory receptors expressed on tumor infiltrating T cells and NK cells but not on peripheral blood cells, allows for precision targeting of tumor cells 5T4 is an antigen expressed on the tumor indication but NOT highly expressed on normal tissue, further allowing for precision targeting and reducing systemic response Both 4-1BB and 5T4 are pre-clinically and clinically validated 4-1BB Co-Stimulation 4-1BB Co-Stimulation with 5T4 Tumor Antigen Dependency ALG.APV-527

Thank You Aptevo Therapeutics Inc. 2401 4th Avenue, Suite 1050 Seattle, WA 98121 General Inquiries Tel: 206-838-0500 Fax: 206-838-0503 Investor Relations & Communications Miriam Weber Miller Tel: 206-859-6628 Email: ir@apvo.com or Millerm@apvo.com